EXHIBIT (l)


                      EATON VANCE SPECIAL INVESTMENT TRUST
                            The Eaton Vance Building
                                255 State Street
                                Boston, MA 02109
                                 (617) 482-8260






                                            April 26, 2000



Small Company Growth Portfolio
The Eaton Vance Building
255 State Street
Boston, MA  02109

Ladies and Gentlemen:

     With respect to Eaton Vance Small Company Growth Fund's (the "Fund's") purchase from you, at the purchase price of $100,000, of an interest (an
"Initial Interest") in Small Company Growth Portfolio (the "Portfolio"), the undersigned hereby advises you that the Fund is purchasing such Initial Interest for investment purposes and does not intend to withdraw the Initial Interest within the next 24 months.


                                            Very truly yours,

                                            EATONVANCE  SMALL   COMPANY
                                                 GROWTH  FUND, a series of
                                                 Eaton Vance Special Investment
                                                 Trust



                                            By:/s/ James L. O'Connor
                                               ---------------------
                                               James L. O'Connor
                                               Treasurer